EXHIBIT 5

                     NORTON, JACOBS, KUHN & McTOPY, L.L.P.
                                ATTORNEYS AT LAW
                             TEXACO HERITAGE PLAZA
                                   1111 BAGBY
                                   SUITE 2450
                           HOUSTON, TEXAS 77002-2546
                            TELEPHONE (713) 659-1131
                               FAX (713) 659-7341

                                November 7, 1996

Industrial Holdings, Inc.
7135 Ardmore
Houston, Texas 77054

Gentlemen:

    We have acted as legal counsel for Industrial Holdings, Inc. (the "Company"), a corporation organized under the laws of the State of Texas, with respect to the Registration Statement on Form S-1, registration no. 333-13323 (the "Registration Statement"), filed by the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the following.

    (i) up to 1,265,000 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") and Class C Redeemable Common Stock Purchase Warrants ("Class C Warrants") to be issued (collectively, the "Warrants"); and

    (ii) up to 2,530,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), to be issued upon the exercise of the Company's currently outstanding Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") (632,500 shares), Class B Warrants (632,500 shares) and Class C Warrants (632,500 shares) (collectively, the "Common Stock").

    The Common Stock and Warrants described above are collectively referred to herein as the "Registered Securities."

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and instruments:

    1.  Articles of Incorporation of the Company, as amended to date;

    2.  Bylaws of the Company, as amended to date;

    3. The Registration Statement and all amendments thereto, including the prospectus included therein filed with the Securities and Exchange Commission on October 2, 1996 and November 7, 1996; and

    4. Such other instruments and documents as we have deemed necessary for the purpose of rendering the following opinion.

    The opinions expressed herein are subject to the following qualifications and limitations: (a) in our examination of documents and instruments, we have assumed the genuineness of all signatures and the conformity to original documents of all documents submitted to us as certified photostatic copies thereof; (b) as to various questions of fact material to our opinion, we have, when the relevant facts were not independently established and to the extent we have deemed such reliance proper, relied upon certificates of public officials and certificates and/or factual representations of officers of the Company; and
(c) we have assumed the exemption of the Registered Securities from state regulation pursuant to Section 18(a)(1) of the Securities Act, as amended by the Capital Markets Efficiency Act of 1996, Title I of the National Securities Markets Improvement Act of 1996.

    Based upon and subject to the foregoing, it is our opinion that the Registered Securities have been duly and validly authorized for issuance and, when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 of the Registration Statement.

    We are licensed to practice in the State of Texas only and do not express any opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Texas (without reference to choice-of-law or conflict-of-law provisions, principles or decisions under Texas law, or under any other state, Federal or foreign law); and we have assumed compliance with all other laws, including, without limitation, Federal, foreign and other states' laws.

                                        Very truly yours,

                                    /s/ NORTON, JACOBS, KUHN & McTOPY, L.L.P.
                                        NORTON, JACOBS, KUHN & McTOPY, L.L.P.